Exhibit 10.44
Gaylord Entertainment Company (the “Company”)
Summary of Director and Executive Officer Compensation
I. Director Compensation. Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. The following table sets forth current rates of cash compensation for the Company’s non-employee directors.

Retainers	2010
Board retainer	$50,000
Lead Non-Management Director retainer	$20,000
Audit chair retainer	$20,000
Audit member retainer	$10,000
Human Resources/Nominating and Corporate Governance chair retainer	$12,500
Human Resources/Nominating and Corporate Governance member retainer	$7,500
In addition, each director receives a fee of $1,500 for attending each meeting of the Board of Directors. Pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer these fees into this plan until their retirement or resignation from the Board of Directors. All directors are reimbursed for expenses incurred in attending meetings.
     Beginning in 2010, each non-employee director will receive, as of the date of the first board meeting following our annual meeting of stockholders, an annual grant of restricted stock units having a fixed dollar value of $75,000, based upon the fair market value of the Company’s common stock on the grant date. The restricted stock units will vest fully on the first anniversary of the date of grant, pursuant to our 2006 Omnibus Incentive Plan. Previously, upon election to the Board of Directors, non-employee directors received a one-time grant of 3,000 restricted stock units under the 2006 Omnibus Incentive Plan, which vested on the first anniversary of the date of grant. Previously, each non-management director also received an annual grant of 1,500 restricted stock units under the 2006 Omnibus Incentive Plan, which vested on the first anniversary of the date of grant.
II. Executive Officer Compensation. The following table sets forth the 2010 annual base salaries and the fiscal 2009 performance bonuses provided to the Company’s Chief Executive Officer, Chief Financial Officer and the two other most highly compensated executive officers named in the Company’s proxy statement which was filed in connection with the 2009 annual meeting of stockholders (the “Named Executive Officers”). The final Named Executive Officer listed in the proxy statement, John Caparella, resigned on July 1, 2009.

		Fiscal 2009
Executive Officer	2010 Salary	Bonus Amount
Colin V. Reed	$910,000	$546,000
David C. Kloeppel	$700,000	$358,915
Mark Fioravanti	$361,000	$113,277
Carter R. Todd	$308,000	$108,000

The above-described Fiscal 2009 Bonus Amounts for each of the Named Executive Officers were paid pursuant to the Company’s cash bonus program under the Company’s 2006 Omnibus Incentive Plan.
The following table sets forth the 2010 bonus targets as a percentage of 2010 base salary set for the Company’s Named Executive Officers

Fiscal 2010
Executive Officer	Bonus Target
Colin V. Reed	100%
David C. Kloeppel	90%
Mark Fioravanti	60%
Carter R. Todd	60%
The Fiscal 2010 bonuses will be determined based upon the achievement of certain goals and Company performance criteria, and if earned, will be paid pursuant to the Company’s cash bonus program under the Company’s 2006 Omnibus Incentive Plan.
The Named Executive Officers also receive long-term incentive awards, as discussed below, pursuant to the Company’s stockholder-approved equity incentive plans.
2010 Equity Awards
On February 3, 2010, the Named Executive Officers were granted time-vesting stock options and restricted stock unit awards for the 2010-2014 performance period, as previously reported on Form 4 filings pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, for each Named Executive Officer.
III. Additional Information. The foregoing information is summary in nature. Additional information regarding director and Named Executive Officer compensation will be provided in the Company’s proxy statement to be filed in connection with the 2010 annual meeting of stockholders.